Exhibit 23.1

Deloitte & Touche LLP 100 Kimball Drive Parsippany, NJ 07054 USA Tel: +1 973 602 6000 Fax: +1 973 602 5050 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 30, 2020 (September 24, 2021, as to the effects of the change in accounting policy discussed in Note 2) relating to the financial statements and related financial statement schedule of New Jersey Resources Corporation, appearing in the Current Report on Form 8-K of New Jersey Resources Corporation filed on September 27, 2021, and our report dated November 30, 2020 relating to the effectiveness of New Jersey Resources Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of New Jersey Resources Corporation for the year ended September 30, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 28, 2021